EXHIBIT 23.1


                                       KLT
                            KYLE L. TINGLE, CPA, LLC
                          PERSONAL FINANCIAL PLANNING,
                        BUSINESS SERVICES & TAX PLANNING



April 14, 2006


To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 24, 2006 accompanying the audited financial statements of Madison Explorations, Inc. as of December 31, 2005, in the Filing Statement on Form 10-KSB, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.


Very truly yours,



/s/ KYLE L. TINGLE
____________________________
    Kyle L. Tingle, CPA, LLC